Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2017 THIRD-QUARTER FINANCIAL RESULTS

Philadelphia, PA — May 2, 2017 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2017 third quarter ended March 31, 2017.

“Net sales in our fiscal 2017 third quarter increased compared with the same quarter last year, largely due to volume increases, even though sales were reduced by $4.5 million as a result of Medicaid’s Inflation-Adjusted Rebate program,” said Arthur Bedrosian, chief executive officer of Lannett.  “The program began being applied to generic drugs for the first time in calendar 2017.  Despite higher net sales, our financial results were not at the level we expected due to competitive pricing pressure across a number of products, product mix and changes within distribution channels.

“Looking ahead, our business remains strong.  We paid down $100 million of debt during the recently completed quarter, lowering annualized cash interest expense by approximately $5.5 million.  Our goal remains to utilize free cash flow to further pay down debt.  We continue to make solid progress on reducing costs, enhancing efficiencies and transferring manufacturing to our state of the art facility in Seymour, Indiana.  In addition, we have a number of drug applications pending at the FDA and anticipate launching recently approved products in the first half of fiscal 2018.”

For the fiscal 2017 third quarter, net sales increased to $165.7 million from $163.7 million for the third quarter of fiscal 2016.  During the third quarter of last year, the company recorded a reduction to net sales of $23.6 million related to a pre-tax, one-time, settlement agreement with one of its customers.  In the current year third quarter, the company recorded a $4.0 million adjustment to the settlement agreement.  As a result, total net sales were $161.7 million compared with $140.1 million for the prior year third quarter.  Gross profit rose 26% to $72.4 million from $57.5 million.  Gross profit as a percentage of total net sales was 45% compared with 41% in last year’s third quarter.  Research and development (R&D) expenses decreased to $8.3 million from $16.5 million for the fiscal 2016 third quarter.  Selling, general and administrative (SG&A) expenses were $17.6 million compared with $16.2 million.  Acquisition and integration-related expenses were $1.3 million compared with $1.5 million in the prior-year third quarter.  Restructuring expenses related to a cost reduction plan implemented in February 2016 were $1.6 million compared with $4.7 million in the third quarter of the previous year.

Operating income was $43.6 million compared with $18.6 million.  Interest expense was $22.4 million compared with $27.0 million for the third quarter of fiscal 2016.  Net income attributable to Lannett was $14.9 million, or $0.40 per diluted share, versus net loss attributable to Lannett of $5.5 million, or $0.15 per share, for the fiscal 2016 third quarter.

For the fiscal 2017 third quarter reported on a Non-GAAP basis, adjusted net sales increased to $165.7 million from $163.7 million for the third quarter of fiscal 2016.  Adjusted gross profit was $85.5 million, or 52% of adjusted net sales, compared with $97.4 million, or 59% of adjusted net sales, for the fiscal 2016 third quarter.  Adjusted R&D expenses decreased to $8.3 million from $16.4 million.  Adjusted SG&A expenses were $17.3 million compared with $15.8 million.  Adjusted operating income was $59.9 million compared with $65.2 million for the prior-year third quarter.  Adjusted net income attributable to Lannett increased to $29.2 million, or $0.77 per diluted share, from $27.9 million, or $0.75 per diluted share, for the fiscal 2016 third quarter.

Guidance for Fiscal 2017

The company’s fiscal 2017 third quarter was unfavorably impacted by a number of factors, including competitive pricing pressure, product mix and changes within distribution channels, which are expected to continue in the fourth quarter and result in slightly lower sales.  The company expects its fiscal 2017 fourth quarter profitability on an adjusted basis to be similar with its fiscal 2017 third quarter.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2017 third quarter ended March 31, 2017.  The conference call will be available to interested parties by dialing 800-446-1671 from the U.S. or Canada, or 847-413-3362 from international locations, passcode 44816037.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected benefits of optimizing operations, enhancing efficiencies, significantly reducing costs, paying down debt, expanding the pipeline, receiving product approvals, successfully commercializing product approvals and achieving the financial metrics stated in the company’s guidance for fiscal 2017, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	March 31, 2017	June 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$132,031	$224,769
Investment securities	22,534	14,094
Accounts receivable, net	215,237	211,722
Inventories	123,817	114,904
Prepaid income taxes	9,889	—
Deferred tax assets	43,945	40,892
Other current assets	7,268	6,434
Total current assets	554,721	612,815
Property, plant and equipment, net	232,320	216,638
Intangible assets, net	461,963	575,503
Goodwill	339,566	333,611
Deferred tax assets	19,720	11,556
Other assets	18,714	13,895
TOTAL ASSETS	$1,627,004	$1,764,018

LIABILITIES
Current liabilities:
Accounts payable	$48,787	$34,720
Accrued expenses	7,462	9,247
Accrued payroll and payroll-related expenses	9,939	10,572
Rebates payable	34,667	21,894
Royalties payable	3,931	5,127
Restructuring liability	4,970	4,130
Settlement liability	19,500	7,000
Income taxes payable	—	743
Acquisition-related contingent consideration	—	35,000
Short-term borrowings and current portion of long-term debt	81,678	178,236
Total current liabilities	210,934	306,669
Long-term debt, net	855,379	883,612
Settlement liability	—	12,526
Other liabilities	6,770	6,754
TOTAL LIABILITIES	1,073,083	1,209,561
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,483,583 and 37,150,165 shares issued; 36,876,849 and 36,604,202 shares outstanding at March 31, 2017 and June 30, 2016, respectively)	37	37
Additional paid-in capital	291,206	283,301
Retained earnings	272,048	278,355
Accumulated other comprehensive loss	(181)	(295)
Treasury stock (606,734 and 545,963 shares at March 31, 2017 and June 30, 2016, respectively)	(9,189)	(7,349)
Total Lannett Company, Inc. stockholders’ equity	553,921	554,049
Noncontrolling interest	—	408
Total stockholders’ equity	553,921	554,457
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,627,004	$1,764,018

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2017	2016	2017	2016

Net sales	$165,720	$163,712	$498,223	$397,204
Settlement agreement	(4,000)	(23,598)	(4,000)	(23,598)
Total net sales	$161,720	$140,114	$494,223	$373,606
Cost of sales	81,553	75,345	227,527	155,964
Amortization of intangibles	7,737	7,278	24,361	11,079
Gross profit	72,430	57,491	242,335	206,563
Operating expenses:
Research and development expenses	8,340	16,495	30,650	32,092
Selling, general and administrative expenses	17,629	16,157	56,958	46,359
Acquisition and integration-related expenses	1,256	1,473	3,674	23,000
Restructuring expenses	1,568	4,749	5,332	4,749
Intangible asset impairment charges	—	—	88,084	—
Total operating expenses	28,793	38,874	184,698	106,200
Operating income	43,637	18,617	57,637	100,363
Other income (loss)
Investment income	1,037	204	3,085	69
Interest expense	(22,373)	(26,988)	(68,700)	(38,820)
Other	(35)	(46)	(298)	(76)
Total other loss	(21,371)	(26,830)	(65,913)	(38,827)
Income (loss) before income tax	22,266	(8,213)	(8,276)	61,536
Income tax expense (benefit)	7,337	(2,743)	(2,003)	20,270
Net income (loss)	14,929	(5,470)	(6,273)	41,266
Less: Net income attributable to noncontrolling interest	—	20	34	55
Net income (loss) attributable to Lannett Company, Inc.	$14,929	$(5,490)	$(6,307)	$41,211

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$0.41	$(0.15)	$(0.17)	$1.13
Diluted	$0.40	$(0.15)	$(0.17)	$1.10

Weighted average common shares outstanding:
Basic	36,849,208	36,495,961	36,785,829	36,398,030
Diluted	37,752,304	36,495,961	36,785,829	37,383,742

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended March 31, 2017
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (h)
GAAP Reported	$161,720	$81,553	$7,737	$72,430	45%	$8,340	$17,629	$1,256	$1,568	$43,637	$(21,371)	$22,266	$7,337	$14,929	$—	$14,929	$0.40
Adjustments:
Settlement agreement (a)	4,000	—	—	4,000		—	—	—	—	4,000	—	4,000	—	4,000	—	4,000
Depreciation of Fixed Assets step-up (b)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (c)	—	—	(7,737)	7,737		—	(365)	—	—	8,102	—	8,102	—	8,102	—	8,102
Acquisition and integration-related expenses (d)	—	—	—	—		—	—	(1,256)	—	1,256	—	1,256	—	1,256	—	1,256
Restructuring expenses (e)	—	—	—	—		—	—	—	(1,568)	1,568	—	1,568	—	1,568	—	1,568
Non-cash interest (f)	—	—	—	—		—	—	—	—	—	5,688	5,688	—	5,688	—	5,688
Tax adjustments (g)	—	—	—	—		—	—	—	—	—	—	—	7,679	(7,679)	—	(7,679)

Non-GAAP Adjusted	$165,720	$80,218	$—	$85,502	52%	$8,340	$17,264	$—	$—	$59,898	$(15,683)	$44,215	$15,016	$29,199	$—	$29,199	$0.77

(a)	Relates to expense for an adjustment to a settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(d)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(e)	To exclude expenses associated with the 2016 Restructuring Plan
(f)	To exclude non-cash interest expense primarily associated with debt issuance costs
(g)	The tax effect of the pre-tax adjustments included at applicable tax rates
(h)	The weighted average share number for the three months ended March 31, 2017 is 37,752,304 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended March 31, 2016
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Net income attributable to noncontrolling interest	Net income (loss) attributable to Lannett Company, Inc.	Diluted earnings (loss) per share (i)
GAAP Reported	$140,114	$75,345	$7,278	$57,491	41%	$16,495	$16,157	$1,473	$4,749	$18,617	$(26,830)	$(8,213)	$(2,743)	$(5,470)	$20	$(5,490)	$(0.15)
Adjustments:
Settlement agreement (a)	23,598	—	—	23,598		—	—	—	—	23,598	—	23,598	—	23,598	—	23,598
Depreciation of Fixed Assets step-up (b)	—	(388)	—	388		(90)	—	—	—	478	—	478	—	478	—	478
Amortization of Inventory step-up (c)	—	(8,616)	—	8,616		—	—	—	—	8,616	—	8,616	—	8,616	—	8,616
Amortization of intangibles (d)	—	—	(7,278)	7,278		—	(365)	—	—	7,643	—	7,643	—	7,643	—	7,643
Acquisition and integration-related expenses (e)	—	—	—	—		—	—	(1,473)		1,473	—	1,473	—	1,473	—	1,473
Restructuring expenses (f)	—	—	—	—		—	—	—	(4,749)	4,749	—	4,749	—	4,749	—	4,749
Non-cash interest (g)	—	—	—	—		—	—	—	—	—	5,003	5,003	—	5,003	—	5,003
Tax adjustments (h)	—	—	—	—		—	—	—	—	—	—	—	18,180	(18,180)	—	(18,180)

Non-GAAP Adjusted	$163,712	$66,341	$—	$97,371	59%	$16,405	$15,792	$—	$—	$65,174	$(21,827)	$43,347	$15,437	$27,910	$20	$27,890	$0.75

(a)	Relates to a settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(d)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(e)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(f)	To exclude expenses associated with the 2016 Restructuring Plan
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	The tax effect of the pre-tax adjustments included at applicable tax rates
(i)	The weighted average share numbers for the three months ended March 31, 2016 are 36,495,961 and 37,379,473 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2017
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Intangible asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Net income attributable to noncontrolling interest	Net income (loss) attributable to Lannett Company, Inc.	Diluted earnings (loss) per share (k)
GAAP Reported	$494,223	$227,527	$24,361	$242,335	49%	$30,650	$56,958	$3,674	$5,332	$88,084	$57,637	$(65,913)	$(8,276)	$(2,003)	$(6,273)	$34	$(6,307)	$(0.17)
Adjustments:
Settlement agreement (a)	4,000	—	—	4,000		—	—	—	—	—	4,000	—	4,000	—	4,000	—	4,000
Depreciation of Fixed Assets step-up (b)	—	(3,075)	—	3,075		—	—	—	—	—	3,075	—	3,075	—	3,075	—	3,075
Amortization of Inventory step-up (c)	—	(1,938)	—	1,938		—	—	—	—	—	1,938	—	1,938	—	1,938	—	1,938
Amortization of intangibles (d)	—	—	(24,361)	24,361		—	(1,095)	—	—	—	25,456	—	25,456	—	25,456	—	25,456
Acquisition and integration-related expenses (e)	—	—	—	—		—	—	(3,674)	—	—	3,674	—	3,674	—	3,674	—	3,674
Restructuring expenses (f)	—	—	—	—		—	—	—	(5,332)	—	5,332	—	5,332	—	5,332	—	5,332
Intangible assets impairment charges (g)	—	—	—	—		—	—	—	—	(88,084)	88,084	—	88,084	—	88,084	—	88,084
Non-cash interest (h)	—	—	—	—		—	—	—	—	—	—	15,961	15,961	—	15,961	—	15,961
Other (i)	—	—	—	—		—	(715)	—	—	—	715	—	715	—	715	—	715
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	—	—	49,195	(49,195)	—	(49,195)

Non-GAAP Adjusted	$498,223	$222,514	$—	$275,709	55%	$30,650	$55,148	$—	$—	$—	$189,911	$(49,952)	$139,959	$47,192	$92,767	$34	$92,733	$2.46

(a)	Relates to expense for an adjustment to a settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(d)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(e)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(f)	To exclude expenses associated with the 2016 Restructuring Plan
(g)	To exclude impairment charges related to certain intangible assets acquired as part of the KUPI acquisition
(h)	To exclude non-cash interest expense primarily associated with debt issuance costs
(i)	Primarily relates to separation expenses associated with a former employee
(j)	The tax effect of the pre-tax adjustments included at applicable tax rates
(k)	The weighted average share numbers for the nine months ended March 31, 2017 are 36,785,829 and 37,669,173 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2016
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (j)
GAAP Reported	$373,606	$155,964	$11,079	$206,563	55%	$32,092	$46,359	$23,000	$4,749	$100,363	$(38,827)	$61,536	$20,270	$41,266	$55	$41,211	$1.10
Adjustments:
Settlement agreement (a)	23,598	—	—	23,598		—	—	—	—	23,598	—	23,598	—	23,598	—	23,598
Depreciation of Fixed Assets step-up (b)	—	(388)	—	388		(90)	—	—	—	478	—	478	—	478	—	478
Amortization of Inventory step-up (c)	—	(14,516)	—	14,516		—	—	—	—	14,516	—	14,516	—	14,516	—	14,516
Amortization of intangibles (d)	—	—	(11,079)	11,079		—	(513)	—	—	11,592	—	11,592	—	11,592	—	11,592
Acquisition and integration-related expenses (e)	—	—	—	—		—	—	(23,000)	—	23,000	—	23,000	—	23,000	—	23,000
Restructuring expenses (f)	—	—	—	—		—	—	—	(4,749)	4,749	—	4,749	—	4,749	—	4,749
Non-cash interest (g)	—	—	—	—		—	—	—	—	—	7,666	7,666	—	7,666	—	7,666
Other (h)	—	—	—	—		—	(4,606)	—	—	4,606	—	4,606	—	4,606	—	4,606
Tax adjustments (i)	—	—	—	—		—	—	—	—	—	—	—	31,040	(31,040)	—	(31,040)

Non-GAAP Adjusted	$397,204	$141,060	$—	$256,144	64%	$32,002	$41,240	$—	$—	$182,902	$(31,161)	$151,741	$51,310	$100,431	$55	$100,376	$2.69

(a)	Relates to a settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of fair value step-up in inventory primarily related to the acquisition of KUPI
(d)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(e)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(f)	To exclude expenses associated with the 2016 Restructuring Plan
(g)	To exclude non-cash interest expense primarily associated with debt issuance costs
(h)	Primarily relates to separation expenses associated with former employees
(i)	The tax effect of the pre-tax adjustments included at applicable tax rates
(j)	The weighted average share number for the nine months ended March 31, 2016 is 37,383,742 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Nine months ended
	March 31,		March 31,
(in thousands)	2017	2016	2017	2016
Medical Indication
Antibiotic	$4,474	$3,160	$13,047	$8,716
Anti Psychosis	14,433	1,061	47,119	4,533
Cardiovascular	14,815	16,652	39,484	38,059
Central Nervous System	11,124	14,264	32,028	20,351
Gallstone	11,157	14,698	37,465	53,389
Gastrointestinal	19,441	21,739	56,470	30,431
Glaucoma	4,868	6,006	15,962	19,371
Migraine	7,043	5,090	22,066	16,338
Muscle Relaxant	3,673	1,193	10,208	4,246
Obesity	1,024	1,023	2,819	2,853
Pain Management	6,085	7,178	20,132	23,386
Respiratory	4,256	5,308	9,426	6,703
Thyroid Deficiency	44,999	38,009	130,267	116,543
Urinary	2,619	6,506	12,413	10,148
Other	13,531	11,714	34,051	29,755
Contract manufacturing revenues	2,178	10,111	15,266	12,382
Net Sales	165,720	163,712	498,223	397,204
Settlement agreement	(4,000)	(23,598)	(4,000)	(23,598)
Total Net Sales	$161,720	$140,114	$494,223	$373,606